UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2008

Lattice Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 N. E. Moore Court

Hillsboro, Oregon 97124-6421

(Address of principal executive offices, including zip code)

(503) 268-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Mr. Stephen A. Skaggs and Lattice Semiconductor Corporation (the “Company”) entered into a letter agreement (the “Letter Agreement”) as of January 31, 2008 with respect to his employment pursuant to that certain Employment Agreement (the “Employment Agreement”), dated as of August 9, 2005, by and between Mr. Skaggs and the Company. Pursuant to the Letter Agreement, parties agreed that Mr. Skaggs will resign as President and Chief Executive Officer of the Company effective as of May 31, 2008, whereupon his employment under the Employment Agreement will terminate, unless his employment has previously terminated in accordance with the provisions of the Employment Agreement or the parties otherwise agree prior to that date.

The parties further agreed that such termination will be treated as an Involuntary Termination (as such term is defined in the Employment Agreement) for purposes of the determination of severance pursuant to the Employment Agreement and that, concurrent with the effectiveness of his resignation, Mr. Skaggs will also resign as a member of the Company’s Board of Directors.

Item 1.02	Termination of a Material Definitive Agreement.

Pursuant to the Letter Agreement, the parties agreed that Mr. Skaggs will resign effective as of May 31, 2008, whereupon his employment under the Employment Agreement will terminate, unless his employment has previously terminated in accordance with the provisions of the Employment Agreement or the parties otherwise agree prior to that date and, concurrent with the effectiveness of his resignation, Mr. Skaggs will also resign as a member of the Company’s Board of Directors.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Letter Agreement, the parties agreed that Mr. Skaggs will resign effective as of May 31, 2008, whereupon his employment under the Employment Agreement will terminate, unless his employment has previously terminated in accordance with the provisions of the Employment Agreement or the parties otherwise agree prior to that date and, concurrent with the effectiveness of his resignation, Mr. Skaggs will also resign as a member of the Company’s Board of Directors

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished (not filed) herewith:

99.1	Press release, dated February 1, 2008, entitled “Lattice Semiconductor Announces CEO Search.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date:	February 1, 2008	By:	/s/ Jan Johannessen
Jan Johannessen
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated February 1, 2008, entitled “Lattice Semiconductor Announces CEO Search.”